UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities.

On February 6, 2018, CLS Holdings USA, Inc. (the “Company”) conducted an initial closing on a private offering of its securities pursuant to Rule 506(c) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company is offering for sale a minimum of 800,000 units and a maximum of 4,000,000 units at a price of $1.25 per unit.  Each unit consists of four shares of common stock and one warrant to purchase common stock at $0.75 per share.  At the initial closing, the Company sold 870,000 units for gross proceeds of $1,087,500.

The units sold at the initial closing are restricted securities.  The sale of the units was exempt from registration under the Securities Act because the units were sold in a private offering to verified accredited investors pursuant to Rule 506(c) under the Securities Act.

The offering will continue until the earlier of February 28, 2018, which date may be extended by up to 30 days in the sole discretion of the Company, or the date by which the Company sells the maximum of 4,000,000 units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: February 12, 2018	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer